                         RIDER TO MULTIFAMILY INSTRUMENT



     THIS RIDER TO MULTIFAMILY INSTRUMENT (the "Rider") is made as of the 1st day of July 1996, and is incorporated into and shall be deemed to amend and supplement the Multifamily Second Mortgage. of the same date (the "Instrument"), given by the undersigned OTC APARTMENTS LIMITED PARTNERSHIP, a Florida limited partnership (the "Borrower"), for the benefit of FEDERAL NATIONAL MORTGAGE ASSOCIATION, a federally chartered corporation, C/0 GMAC COMMERCIAL MORTGAGE CORPORATION, 650 Dresher Road, Horsham, Pa. 19044-8015 [INSERT ADDRESS OF LENDER], and its successors, assigns and transferees (the "Lender"), covering the property described in the Instrument and defined therein as the "Property," located at:

          7610 West Waters Avenue, Tampa, Hillsborough County, Florida
--------------------------------------------------------------------------------
                               (Property Address)

     The Property is located entirely within the State of Florida [INSERT NAME OF STATE IN WHICH THE PROPERTY IS LOCATED] (the "Property Jurisdiction").

     The term "Loan Documents" when used in this Rider shall mean, collectively, the following documents: (i) the Instrument, as modified by this Rider, the Special Rider and any other riders to the Instrument given by Borrower to Lender and covering the Property; (ii) the Reimbursement Agreement (as defined in the Instrument); (iii) any other documents or agreements as shall be required to evidence or secure the obligations of the Borrower or otherwise arising under, related to, or made in connection with, the Reimbursement Agreement, as such documents may be amended from time to time, including, but not limited to, any Collateral Agreement (as defined below) or O&M Agreements (as defined below) and that certain Cash Management, Security, Pledge and Assignment Agreement between Borrower and Lender dated as of even date hewewith; and (iv) the other Security Instruments (as defined in the Special Rider) .

     The covenants and agreements of this Rider, and the covenants and agreements of any other riders to the Instrument given by Borrower to Lender and covering the Property (including without limitation the Special Rider), shall be incorporated into and shall amend and supplement the covenants and agreements of the Instrument as if this Rider and the other riders were a part of the Instrument and all references to the Instrument in the Loan Documents shall mean the Instrument as so amended and supplemented.

     ADDITIONAL COVENANTS. In addition to the covenants and agreements made in the Instrument. Borrower and Lender further covenant and agree as follows:

     A. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES

          Uniform Covenant 2 of the Instrument ("Funds for Taxes; Insurance and Other Charges") is amended to change the title to "Funds for Taxes, Insurance and Other Charges; Collateral Agreements." Existing Uniform Covenant 2 is amended to become Uniform Covenant 2A. The following new Uniform Covenant 2B is added at the end of Uniform Covenant 2A:

     2B REPLACEMENT RESERVE AGREEMENT, COMPLETION/REPAIR AGREEMENT, ACHIEVEMENT AGREEMENT AND OTHER COLLATERAL AGREEMENTS

          (a)  REPLACEMENT RESERVE AGREEMENT

          Borrower shall deposit with Lender the amounts required by the Replacement Reserve and Security Agreement (the "Replacement Reserve Agreement") between Borrower and Lender (if any) dated the date hereof, at the times required by the Replacement Reserve Agreement, and shall perform all other obligations as and when required pursuant to the Replacement Reserve Agreement.

          (b)  COMPLETION/REPAIR AGREEMENT

          Borrower shall deposit with Lender the amount required by the Completion/Repair and Security Agreement (the "Completion/Repair Agreement") between Borrower and Lender (if any), dated the date hereof, at the time required by the Completion/Repair Agreement, and shall perform all other obligations as and when required pursuant to the Completion/Repair Agreement.

          (d)  COLLATERAL AGREEMENTS

          As used herein, the term "Collateral Agreement" shall mean any of the Replacement Reserve Agreement, the Completion/Repair Agreement, the Achievement Agreement and any similar agreement which has been entered into between Borrower and Lender in connection with the Reimbursement Agreement.

     B.   APPLICATION OF PAYMENTS

          Uniform Covenant 3 of the Instrument ("Application of Payments") is amended to add the following sentence at the end thereof:

          Notwithstanding the preceding sentence, (i) Lender shall be permitted to apply any partial payment received from Borrower in any manner determined by Lender and in any order of priority of application as determined by Lender, in Lender's sole discretion, and (ii) upon any breach of any covenant or agreement of Borrower in the Instrument,* or any other Loan Document, Lender shall be permitted to apply any funds held pursuant to * the Reimbursement Agreement



                                              Form 4058 6/93 (PAGE 1 OF 8 PAGES)
RIDER TO MULTIFAMILY INSTRUMENT
- FANNIE MAE UNIFORM INSTRUMENT
any Collateral Agreement/* in any manner which is permitted pursuant to such Collateral Agreement/* and in any order of priority of application as determined by Lender, in Lender's sole discretion.

*    any Operations and Maintenance Agreement or Cash Management Agreement

C. HAZARD INSURANCE; RESTORATION OF PROPERTY

     Uniform Covenant 5 of the Instrument ("Hazard Insurance") is amended to add the following sentence at the end thereof:

     Lender shall not exercise Lender's option to apply insurance proceeds to the payment of the sums secured by the Instrument if all of the following conditions are met: (i) Borrower is not in breach or default of any provision of the Instrument, the Note or any other Loan Document; (ii) Lender determines that there will be sufficient funds to restore and repair the Property to a condition approved by Lender; (iii) Lender determines that the rental income of the Property, after restoration and repair of the Property to a condition approved by Lender, will be sufficient to meet all operating costs and other expenses, payments for reserves and loan repayment obligations relating to the Property; and (iv) Lender determines that restoration and repair of the Property to a condition approved by Lender will be completed prior to the earlier of either
(1) the maturity date of the Note or (2) within one year of the date of the loss or casualty to the Property; and (v) Lender determines that upon restoration and repair of the Property, there will not have been a material diminution in the value of the Property since the date immediately preceding the casualty.

D.   ENVIRONMENTAL HAZARDS PROVISION

     In addition to Borrower's covenants and agreements under Uniform Covenant 6 of the Instrument ("Preservation and Maintenance of Property;"), Borrower further covenants and agrees that Borrower shall not:

     (a) cause or permit the presence, use, generation, manufacture, production, processing, installation, release, discharge, storage (including aboveground and underground storage tanks for petroleum or petroleum products), treatment, handling, or disposal of any Hazardous Materials (as defined below) (excluding the safe and lawful use and storage of quantities of Hazardous Materials customarily used in the operation and maintenance of comparable multifamily properties or for normal household purposes) on or under the Property, or in any way affecting the Property or its value, or which may form the basis for any present or future demand, claim or liability relating to contamination, exposure, cleanup or other remediation of the Property or;

     (b) cause or permit the transportation to, from or across the Property of any Hazardous Material (excluding the safe and lawful use and storage of quantities of Hazardous Materials customarily used in the operation and maintenance of comparable multifamily properties or for normal household purposes); or

     (c) permit/cause or exacerbate any occurrence or condition on the Property that is or may be in violation of hazardous Materials Law (as defined below).

(The matters described in (a), (b) and (c) above are referred to collectively below as "Prohibited Activities or Conditions.")

     Except with respect to any matters which have been disclosed in writing by Borrower to Lender prior to the date of the Instrument, or matters which have been disclosed in an environmental hazard assessment report of the Property received by Lender prior to the date of the Instrument, Borrower represents and warrants that it has not at any time caused or permitted any Prohibited Activities or Conditions and to the best of its knowledge, no Prohibited Activities or Conditions exist or have existed on or under the Property. Borrower shall take all appropriate steps (including but not limited to appropriate lease provisions) to prevent its employees, agents, and contractors, and all tenants and other occupants on the Property, from causing, permitting or exacerbating any Prohibited Activities or Conditions. Borrower shall not lease or allow the sublease of all or any portion of the Property for non-residential use to any tenant or subtenant that, in the ordinary course of its business, would cause, permit or exacerbate any Prohibited Activities or Conditions, and all non-residential leases and subleases shall provide that tenants and sub-tenants shall not cause, permit or exacerbate any Prohibited Activities or Conditions.

     If any Prohibited Activities or Conditions exist on the Property/**, Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Property to so comply with, (1) any program of operations and maintenance ("O&M Program") relating to the Property that is acceptable to Lender with respect to one or more Hazardous Materials (which O&M Program may be set forth in an agreement of Borrower (an "O&M Agreement")) and all other obligations set forth in any O&M Agreement/*** and (2) all Hazardous Materials Laws. Any O&M Program shall be performed by qualified personnel. All costs and expenses of the O&M Program shall be paid by Borrower, including without limitation Lender's fees and costs incurred in connection with the monitoring and review of the O&M Program and Borrower's performance thereunder. If Borrower fails to timely commence or diligently continue and complete the 0&M Program and comply with any 0&M Agreement, then Lender may, at Lender's option, declare all of the sums secured by the Instrument to be immediately due and payable, and Lender may invoke any remedies permitted by paragraph 27 of the Instrument, without limiting the foregoing, Borrower shall take prompt remedial action in the event of the discovery of any Prohibited Activities or Conditions and obtain Lender's prior written approval of such remedial action.

     Borrower represents that Borrower has not received, and has no knowledge of the issuance of, any claim, citation or notice of any pending or threatened suits, proceedings, orders, or governmental inquiries or opinions involving the Property that allege the violation of any Hazardous Materials Law ("Governmental Actions").

     Borrower shall promptly notify Lender in writing of: (i) the occurrence of any Prohibited Activity or Condition on the Property; (ii) Borrower's actual knowledge of the presence on or under any adjoining property of any Hazardous Materials which can reasonably be expected to have a material adverse impact on the Property or the value of the Property, or Borrower's discovery of any occurrence or condition on the Property or any adjoining real property that could cause any restrictions on the ownership, occupancy, transferability or use of the Property under Hazardous Materials

** of if Lender shall otherwise require Borrower to do so in writing in accordance with reasonable commercial practices
***  or any other remedial action requested by Lender
**** approval of such remedial action.


                                              FORM 4058 6/93 (PAGE 2 OF 8 PAGES)

Law. (Borrower shall cooperate with any governmental inquiry, and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activities or Conditions), (iii) any Governmental Action; and (iv) any claim made or threatened in writing by any third party against Borrower, Lender, or the Property relating to loss or injury resulting from any Hazardous Materials. Any such notice by Borrower shall not relieve Borrower of, or result in a waiver of any obligation of Borrower under this paragraph D.

     Borrower shall pay promptly the costs of any environmental audits, studies or investigations (including but not limited to advice of legal counsel) and the removal of any Hazardous Materials from the Property required by Lender as a condition of its consent to any sale or transfer under paragraph 19 of the Instrument of all or any part of the Property or any transfer occurring upon a foreclosure or a deed in lieu of foreclosure or any interest therein, or required by Lender following a reasonable determination by Lender that there may be Prohibited Activities or Conditions on or under the Property. Borrower authorizes Lender and its employees, agents and contractors to enter onto the Property for the purpose of conducting such environmental audits, studies and investigations. Any such costs and expenses incurred by Lender (including but not limited to fees and expenses of attorneys and consultants, whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become immediately due and payable and shall become additional indebtedness secured by the Instrument pursuant to Uniform Covenant 8 of the Instrument.

     Borrower shall hold harmless, defend and indemnify Lender and its officers, directors, trustees, employees, and agents from and against all proceedings (including but not limited to Government Actions), claims, damages, penalties, costs and expenses (including without limitation fees and expenses of attorneys and expert witnesses, investigatory fees, and cleanup and remediation expenses, whether or not incurred within the context of the judicial process), arising directly or indirectly from (i) any breach of any representation, warranty, or obligation of Borrower contained in this paragraph D or (ii) the presence or alleged presence of Hazardous Materials on or under the Property.

     The term "Hazardous Materials," for purposes of this paragraph D, includes petroleum and petroleum products, flammable explosives, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyls, lead, asbestos in any form that is or could become friable, hazardous waste, toxic or hazardous substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise including, but not limited to, those materials defined as "hazardous substances," "extremely hazardous substances." "hazardous chemicals," "hazardous materials," "toxic substances," "solid waste," "toxic chemicals," "air pollutants," "toxic pollutants," "hazardous wastes," "extremely hazardous waste," or "restricted hazardous waste" by Hazardous Materials Law or regulated by Hazardous Materials Law in any manner whatsoever.

     The term "Hazardous Materials Law," for the purposes of this paragraph D, means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other binding governmental requirements and any court judgments applicable to Borrower or to the Property relating to industrial hygiene or to environmental or unsafe conditions or to human health including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property.

     The representations, warranties, covenants, agreements, indemnities and undertakings of Borrower contained in this paragraph D shall be in addition to any and all other obligations and liabilities that Borrower may have to Lender under applicable law.

     The representations, warranties, covenants, agreements, indemnities and undertakings of Borrower contained in this paragraph D shall continue and survive notwithstanding the satisfaction, discharge, release, assignment, termination, subordination or cancellation of the Instrument or the payment in full of the principal of and interest on the Note and all other sums payable under the Loan Documents or the foreclosure of the Instrument or the tender or delivery of a deed in lieu of foreclosure or the release of any portion of the Property from the lien of the Instrument, except with respect to any Prohibited Activities or Conditions or violation of any of the Hazardous Materials Laws which first commences and occurs after the satisfaction, discharge, release, assignment, termination or cancellation of the Instrument following the payment in full of the principal of and interest on the Note and all other sums payable under the Loan Documents or which first commences or occurs after the actual dispossession from the entire Property of the Borrower and all entities which control, are controlled by, or are under common control with the Borrower (each of the foregoing persons or entities is hereinafter referred to as a "Responsible Party") following foreclosure of the Instrument or acquisition of the Property by a deed in lieu of foreclosure. Nothing in the foregoing sentence shall relieve the Borrower from any liability with respect to any Prohibited Activities or Conditions or violation of Hazardous Materials Laws where such Prohibited Activities or Conditions or violation of Hazardous Materials Laws commences or occurs, or is present as a result of, any act or omission by any Responsible Party or by any person or entity acting on behalf of a Responsible Party.



                                              FORM 4058 6/93 (PAGE 3 OF 8 PAGES)

F.   TRANSFERS OF THE PROPERTY OR SIGNIFICANT INTERESTS IN BORROWER; TRANSFER
     FEES

     Uniform Covenant 19 of the Instrument ("Transfers of the Property or Beneficial Interests in Borrower, Assumption") is amended to read as set forth below:

TRANSFERS OF THE PROPERTY OR SIGNIFICANT INTERESTS IN BORROWER; TRANSFER FEES

     (a)  DEFINITIONS

     For purposes of the Instrument (and the Rider), the following terms have the respective meanings set forth below:

          (1) The term "Key Principal" means the entities who execute(s) the Payment Guaranty to Lender dated the date of the Note and any persons/* or entity who subsequently execute an Guaranty to Lender in connection with the Note.

          (2) The term "Transfer" means a sale, assignment, substitution, transfer or other disposition* or entity (whether voluntary or by operation of law) of, or the granting or creating of a lien, encumbrance or security interest in, the Property or in ownership interests, and the issuance or other creation of ownership interests in an entity and the reconstitution of one type of entity to another type of entity.

          (3)  A "Significant Interest" in any entity shall mean the following:

               (i)    if the entity is a general partnership or a joint venture,
                      (A) any partnership interest in the general partnership, or (B) any interest of a joint venturer in a joint venture;

               (ii) if the entity is a limited partnership, (A) any limited partnership interest in the entity or (B) any general partnership interest in the entity;

               (iii) if the entity is a limited liability company, any membership interest

               (iv) if the entity is a corporation, any voting stock in the corporation

               (v) if the entity is a trust, any beneficial interest in such trust

     (b) ACCELERATION OF THE LOAN UPON TRANSFERS OF THE PROPERTY OR SIGNIFICANT INTERESTS

     Lender may, at Lender's option, declare all sums secured by the Instrument immediately due and payable and Lender may invoke any remedies permitted by paragraph 27 of the Instrument if, without the Lender's prior written consent, any of the following shall occur:

          (1) a Transfer of all or any part of the Property or any interest in the Property;

          (2)  a Transfer of any Significant Interest in Borrower;

          (3) a Transfer of any Significant Interest in a corporation, partnership, limited liability company, joint venture, or trust which owns a Significant
               Interest in the Borrower;

          (4) if the Borrower is a trust, or if any trust owns a Significant Interest in the Borrower, the addition, deletion or substitution of a trustee of such trust, which addition, deletion or substitution has not been approved by Lender; or


                                              FORM 4058 6/93 (PAGE 4 OF 8 PAGES)

          (5) a Transfer of all or any part of any Key Principal's ownership interest (other than limited partnership interests) in the Borrower, or in any other entity which owns, directly or indirectly, through one or more intermediate entities, an ownership interest in the Borrower.

     (d)  NO ACCELERATION OF THE LOAN FOR TRANSFERS CAUSED BY CERTAIN EVENTS

     Notwithstanding the foregoing provisions of this covenant, Lender shall not be entitled to declare sums secured by the Instrument immediately due and payable or to invoke any remedy permitted by paragraph 27 of the Instrument solely upon the occurrence of any of the following:

          (1) A Transfer that occurs by inheritance, devise, or bequest or by operation of law upon the death of a natural person who is an owner of the Property or the owner of a direct or indirect ownership interest in the Borrower.

          (2) The grant of a leasehold interest in individual dwelling units for a term of two years or less and leases for commercial uses as long as commercial leases do not exceed 20 percent of the rentable space of the Property (measured as required by Lender) and provided that all such leasehold interests do not contain an option to purchase the Property.

          (3) A sale or other disposition of obsolete or worn out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents.

          (4) The creation of a mechanic's or materialmen's lien or judgment lien against the Property which is released of record or otherwise remedied to Lender's satisfaction, within 30 days of the date of creation.

          (5) The grant of an easement, if prior to the granting of the easement the Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender determines that the easement will not materially affect the operation of the Property or Lender's interest in the Property and Borrower pays to Lender, on demand, all cost and expenses incurred by Lender in connection with reviewing Borrower's request.

          (6) A Transfer that occurs pursant to Section 4.5 or Section 4.7 of the G. Notice Reimbursement Agreement.

G.   NOTICE REIMBURSEMENT AGREEMENT.


                                              FORM 4058 6/93 (PAGE 5 OF 8 PAGES)

H.   GOVERNING LAW

     In addition to the governing law provision of Uniform Covenant 22 of the Instrument ("Uniform Multifamily Instrument; Governing Law; Severability"), the Borrower and Lender covenant and agree as follows:

     (a)  CHOICE OF LAW

     The validity of the Instrument and the other Loan Documents, each of their terms and provisions, and the rights and obligations of Borrower under the Instrument and the other Loan Documents, shall be governed by, interpreted, construed, and enforced pursuant to and in accordance with the laws of the Property Jurisdiction.

     (b)  CONSENT TO JURISDICTION

     Borrower consents to the exclusive jurisdiction of any and all state and federal courts with jurisdiction in the Property Jurisdiction over Borrower and the Borrower's assets. Borrower agrees that such assets shall be used first to satisfy all claims of creditors organized or domiciled in the United States of America ("USA") and that no assets of the Borrower in the USA shall be considered part of any foreign bankruptcy estate.

     Borrower agrees that any controversy arising under or in relation to the Note, the Instrument or any of the other Loan Documents shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which may arise under or in relation to the Note, and any security for the debt evidenced by the Note, including without limitation those controversies relating to the execution, interpretation, breach, enforcement, or compliance with the Note, the Instrument, or any other issue arising under, related to, or in connection with any of the Loan Documents. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any litigation arising from the Note, the Instrument or any of the other Loan Documents, and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.


I.   ACCELERATION; REMEDIES

     Covenant 27 of the Instrument ("Acceleration; Remedies") is amended to add the following at the end of the first paragraph:

     Upon the breach of any covenant or agreement by Borrower in the Instrument, (including, but not limited to, the covenants to pay when due sums secured by the Instrument) or any other Loan Document, Lender, at Lender's option may, in addition to any remedies specified in this covenant, invoke any other remedies provided in any Collateral Agreement.

     If Borrower is in default under any promissory note (other than the Note) evidencing a loan (the "Subordinate Loan") secured by a security instrument (other than the Instrument) covering all or any portion of the Property (the "Subordinate Instrument") or under any Subordinate Instrument or other loan document executed in connection with the Subordinate Loan, (and whether or not the Borrower has obtained the prior approval of Lender to the placement of such Subordinate Instrument on the Property) which default remains uncured after any applicable cure period, Borrower also then will be in default under the Note and the Instrument. In that event, the entire unpaid principal balance of the Note, accrued interest and any other sums due Lender secured by the Instrument then will become due and payable, at Lender's option. If Lender exercises this option to accelerate, Lender will do so in accordance with the provisions of the Note and the Instrument, and the Lender may invoke any and all remedies permitted by applicable law, the Note, the Instrument, or any of the other Loan Documents.

J.   SINGLE ASSET BORROWER

     SEE SPECIAL RIDER

K.   NON-RECOURSE LIABILITY


                                               FORM 458 6/93 (PAGE 6 OF 8 PAGES)

The liability of Borrower and any general partner of Borrower (if Borrower is a partnership) shall be limited to the same extent as provided in Section 3.11 of the Reimbursement Agreement.

M.   WAIVER OF JURY TRIAL

     Borrower (each for himself if more than one) (i) covenant and agree not to elect a trial by jury with respect to any issue arising under any of the Loan Documents triable by a jury and (ii) waive any right to trial by jury to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily with the benefit of competent legal counsel by the Borrower and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. Further, Borrower hereby certify that no representative or agent of the Lender (including, but not limited to, the Lender's counsel) has represented, expressly or otherwise, to Borrower that Lender will not seek to enforce the provisions of this paragraph M.


                                              FORM 4058 6/93 (PAGE 7 OF 8 PAGES)

     BY SIGNING BELOW, Borrower accepts and agrees to the covenants and agreements contained in this Rider.

                                   BORROWER:






Signed, and Delivered              OTC APARTMENTS LIMITED PARTNERSHIP, a
in the Presence of:                Florida limited partnership


/s/ Lolly Avant                    By:  AIMCO/OTC QRS, INC., a Delaware
-------------------------          corporation, its sole General Partner
Lolly Avant

/s/ F.M. DePrez
-------------------------
F.M. DePrez

                                   By: /s/ Harry Alcock         (SEAL)
                                      --------------------------
                                           Harry Alcock
                                           Vice President

                                   BORROWER'S ADDRESS:

                                   1873 Bellaire Street, 17th Floor
                                   Denver, Colorado  80222



                                              FORM 4058 6/93 (PAGE 8 OF 8 PAGES)